EXHIBIT 10.3

CONSULTING AGREEMENT

THIS AGREEMENT (this “Agreement”) made and entered into as of the “effective date”(defined below) by and between PURCHASESOFT INC., a Delaware corporation (“PURC”) and STUART WILLIAMSON, an individual (“Williamson”).

WHEREAS, PURC desires to retain Williamson and Williamson desires to serve PURC as set forth below, and

WHEREAS, PURC and Williamson desire to set forth in this Agreement the terms and conditions of such service during the term hereof.

NOW, THEREFORE, it is mutually agreed by and between the parties hereto, as follows:

1.             Title.     PURC hereby retains Williamson and Williamson hereby accepts the position as a Vice-President of Support for PURC, subject to the approval of PURC’s Board of Directors.

2.             Term.     The term of this Agreement shall be from the effective date of first monthly payment for a 1-year period, unless terminated sooner as provided in this Agreement.

3.             Duties.     Williamson agrees that during the term of this Agreement, he shall faithfully and diligently perform all such duties and furnish all such services as are necessary or appropriate and consistent with his position as set forth in Section 1 above, and as the Board of Directors or the President of PURC shall direct from time to time.

4.             Compensation.     During the term of this Agreement with PURC, PURC agrees to compensate Williamson in accordance with the following terms;

(a)          Base Compensation.  A monthly retainer fee of 1,200.(twelve hundred) dollars per month for the period of the services provided.

(b)         Equity Participation in the Company.  In consideration of the services to be rendered by Williamson to PURC pursuant thereto, PURC herewith agrees to grant and issue Williamson’s common stock of PURC in the amount of Two Hundred and Forty Thousand Shares (240,000).  These shares shall vest in 1/12th installments on the last day of each month during the term of this Agreement and be subject to the following provisions: (a) if PURC terminates Williamson for cause or Williamson terminates his position with PURC, any and all of Williamson’s shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding; (b) Subject to the other provisions of this agreement and to the applicable provisions of Rule 144 of the Securities Act of 1933, during the period commencing on the effective date of this agreement and ending on which the common stock is registered under the Act, Williamson shall not voluntarily or involuntarily sell, transfer, pledge, anticipate, alienate, encumber or assign the shares (except by will or the laws of descent and distribution of the state where Williamson is domiciled at the time of his death), other than to PURC nor may the shares be attached or garnished.  Except as provided herein, Williamson shall have, in respect of the shares, all rights of a stockholder of PURC.

5.             Benefits.  None.

6.             Restrictive Covenants.     For a period of one (1) year following any termination of Williamson’s Agreement with PURC for any reason, including without limitation, termination occasioned by the resignation of Williamson, Williamson shall not (nor shall be cause, or provide substantial assistance to, anyone else to):

(a)          Interfere with the relationship of PURC with any of its employees, agents or representatives, including, but not limited to, soliciting directly or indirectly any employee of PURC to leave the employ of PURC.

(b)         Solicit directly or indirectly on behalf of Williamson himself or another person or entity with who Williamson may have become or anticipates becoming associated, the clients or prospective clients of PURC who were clients or prospective clients of PURC during the term of Williamson’s employment under this agreement.

(c)          Directly divert or attempt to divert from PURC any business in which PURC has been actively engaged during the term hereof, nor interfere with the relationships of PURC with its clients.

In addition to any other rights available to PURC, in the event of any breach or threatened breach by Williamson of this Section 6, PURC shall be entitled to an injunction from a court of competent jurisdiction restraining Williamson from any of the acts described in this Section 6.  Further, any material breach of this Section 6 by Williamson shall result in the forfeiture by Williamson of any and all rights to any payments and/or stock vesting hereunder which are unpaid and/or not fully vested at the time of breach and in such event, PURC shall have no further obligation to pay any amounts or vest any stock equity related thereto.  Nothing herein shall be construed as prohibiting PURC from pursuing any other remedies available to PURC for such breach or threatened breach, including the recovery of damages from Williamson.

7.             Termination.

(a)          Termination After Execution.  Either PURC or Williamson may terminate this Agreement hereunder after the execution of this Agreement upon not less than thirty (30) days’ advance written notice to the other party.  Upon such termination by Williamson, Williamson shall have no rights to any further payments under this Agreement,  and except for any stock accrued for Williamson’s services prior thereto.  Upon such termination by PURC [other than termination “for cause” as defined in Section 7(c)], Williamson shall have no rights to any further payments under this Agreement, and PURC shall be under no obligation to pay any further amounts.

(b)         Death or Disability.  This Agreement shall terminate automatically on the death or disability of Williamson.  For purposes of this Agreement, Williamson shall be deemed to be disabled if he is unable to engage in a significant portion of the normal duties of his position with PURC as Vice President with or without reasonable accommodation, by reason of physical or mental impairment which can be expect to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

(c)          Indemnification.  The Company agrees to indemnify and hold harmless Williamson from and against all losses, claims, damages, liabilities and expenses incurred by them (including fees and disbursements of counsel) which are related to or arise out of Williamson activities on behalf of the Company under this Agreement except to the extent such losses have resulted from the bad faith or willful misconduct of Williamson.

(d)         Termination by PURC for Cause.  PURC may terminate this Agreement immediately upon notice to Williamson.  For purposes of this Agreement, termination of Williamson by PURC “for cause” shall mean termination based upon any one or more of the following:

i.                     Any material breach of this Agreement by Williamson;

ii.                  An act of dishonesty or fraud by Williamson in connection with Williamson’s services hereunder;

iii.               Gross negligence or willful misconduct in the performance of Williamson’s duties as determined in good faith by PURC’s board of directors;

iv.              Failure by Williamson to follow the reasonable directive of PURC’s President or Board of Directors;

v.                 Fraud or criminal activity;

vi.              Embezzlement or misappropriation by Williamson; or

vii.           Other misconduct by Williamson which, in the sole judgment of PURC’s Board of Directors, makes his continued relationship inconsistent with PURC’s best interests, which misconduct has not ceased within ten (10) days after written notice thereof to Williamson from PURC.  Upon any such termination “for cause,” Williamson shall have no rights to any further payments, nor any rights to further stock vesting under this Agreement, except for any unpaid amounts of stock accrued for Williamson’s services prior thereto.

(e)          Termination by PURC Other Than For Cause.        At any time during the term of this Agreement, PURC may terminate Williamson other than “for cause” [as such term is defined in Section 7 (c)] upon thirty (30) days written notice to Williamson.

8.             Representation.  Williamson represents and warrants that the performance of the terms of this Agreement will not conflict with or result in the breach of any other agreement to which Williamson is a party or by which Williamson is bound.

9.             Survival.  Notwithstanding Section 7 of this Agreement, the provisions of Section 6 of this Agreement shall survive any termination of this Agreement by PURC or Williamson for such periods as are necessary to enforce the provisions of Section 6 hereof.

10.           Waiver.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of a breach of any other provision or any subsequent breach.

11.           Assignment.  The rights and benefits of PURC under this Agreement shall be transferable, and all covenants and agreements shall inure to the benefit of, and be enforceable by its successors and assigns.  Williamson may not assign this Agreement, nor shall Williamson hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder.

12.           Severability.     If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not effect the application of any clause, provision, or portion hereof of any other person or circumstance.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State California, without giving effect to the provisions thereof relating to conflicts of law.

14.           Amendment.  No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in a writing signed by Williamson and PURC.

15.           Attorneys’ Fees.  In the event of Williamson’s breach of Section 6 of this Agreement, PURC shall be entitled to recover from Williamson any expenses incurred in enforcing Section 6 of this Agreement, including, but not limited to, reasonable attorneys’ fees of PURC.

16.           Notices.  All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when personally delivered, delivered by telecopy or deposited in the United States mail by certified or registered mail, postage prepaid, addressed as follows, or to such other address as a party shall designate by notice to the other party:

(a)                                  If to PURC:

PurchaseSoft Inc.

Attn: James G. Doyle, General Counsel

175 Church Street

Saratoga Springs, NY 12866

(b)                                 If to Williamson:

Stuart Williamson

271 Hudson Street

Northboro, MA 01532

19.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and terminates and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first set forth above.

PURCHASESOFT INC.

/s/ Steven A. Flagg
Signature

Name:

Steven A. Flagg

Title

President

STUART WILLIAMSON

/s/ Stuart Williamson
Signature

Name:	Stuart Williamson